UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 18, 2009
DEVELOPERS DIVERSIFIED REALTY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Ohio	1-11690	34-1723097

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3300 Enterprise Parkway, Beachwood, Ohio	44122

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (216) 755-5500
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Effective September 18, 2009, the Board of Directors (the “Board”) of Developers Diversified Realty Corporation (the “Company”) increased the number of directors and elected Dr. Thomas Finne as a new director immediately prior to the closing of the sale of the second 15,000,000 common shares of the Company to Mr. Alexander Otto (the “Investor”) and certain members of his family pursuant to that certain stock purchase agreement (the “Stock Purchase Agreement”) dated February 23, 2009 between the Company and Mr. Otto. Dr. Finne’s election as a director was a condition precedent to the closing of the sale of such common shares under the terms of the Stock Purchase Agreement.
     Dr. Finne will serve for an initial term ending at the Company’s 2010 Annual Meeting of Shareholders. Dr. Finne was also appointed to the Dividend Declaration Committee of the Board. As a non-employee director, Dr. Finne will receive compensation in the same manner as the Company’s other non-employee directors, which compensation the Company previously disclosed in its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 10, 2009. The Company will also enter into an Indemnification Agreement (the “Indemnification Agreement”) with Dr. Finne in the same form as the indemnification agreement for directors that the Company previously reported the Board had approved on a Current Report on Form 8-K filed with the SEC on April 7, 2009.
     Dr. Finne is the Managing Director of KG CURA Vermögensverwaltung G.m.b.H & Co., a commercial real estate company located in Hamburg, Germany that manages assets in North America and Europe. Prior to joining KG CURA Vermögensverwaltung G.m.b.H & Co. in 1992, Dr. Finne was responsible for controlling, budgeting, accounting and finance for Bernhard Schulte KG, a shipowner and shipmanager located in Hamburg, Germany. Dr. Finne is currently serving as a director of C.J. VOGEL Aktiengesellschaft für Beteiligungen. Dr. Finne received his doctorate from the International Tax Institute and graduated with a degree in Studies in Business Administration, both from the University of Hamburg.
     The Investor is currently the Chairman of the Executive Board of ECE Projektmanagement G.m.b.H. & Co. KG (“ECE”), which is a fully integrated international developer, owner and manager of shopping centers. In May 2007, the Company and ECE formed a joint venture (the “DDR/ECE Joint Venture”) to fund investments in new retail developments to be located in western Russia and Ukraine. The Company contributed 75% of the equity of the joint venture, and ECE contributed the remaining 25% of the equity. Dr. Finne is the Managing Director of ECE/DDR Management G.m.b.H., the general partner of the ECE/DDR joint venture.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
By:	/s/ Joan U. Allgood
Joan U. Allgood
Executive Vice President — Corporate Transactions and Governance

Date: September 21, 2009